Exhibit 10.1

TRANSITION AND CONSULTING AGREEMENT

THIS TRANSITION AND CONSULTING AGREEMENT (this “Agreement”), effective as of February 17, 2015 (the “Effective Date”), is made by and between MedAssets, Inc., a Delaware corporation (the “Company”), and John A. Bardis (“Consultant”).

R E C I T A L S:

WHEREAS, Consultant currently serves as the Chairman and Chief Executive Officer of the Company;

WHEREAS, Consultant wishes to transition to a consulting role with the Company;

WHEREAS, in connection therewith, the Company desires to obtain the services of Consultant, as described below, and Consultant is willing to provide such services on the terms and for the consideration set out below; and

WHEREAS, Consultant and the Company desire to embody in this Agreement the terms and conditions of Consultant’s engagement by the Company, which terms and conditions shall supersede all prior oral and written agreements, arrangements and understandings between the Company and its representatives and Consultant relating to Consultant’s services.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

SECTION 1. ENGAGEMENT:  The Company hereby agrees to engage Consultant, and Consultant does hereby accept such engagement with the Company and agrees to serve the Company in the capacity of a consultant for the Term (as hereinafter defined) and subject to and upon the terms and conditions as herein contained.  This Agreement is a contract for personal services and the Consulting Services (as hereinafter defined) may be provided only by Consultant; provided, however, that the Consulting Services may be supplied through a business entity organized and controlled by Consultant, provided that Consultant shall personally act on behalf of such business entity in connection with all matters related to this Agreement.  Consultant hereby confirms his resignation as Chairman and Chief Executive Officer of the Company and from all offices, directorships, trusteeships, committee memberships and fiduciary and other capacities held with, or on behalf of, the Company effective as of the Effective Date; provided, however, that Consultant shall continue as a member of the board of directors of the Company (the “Board”) until the 2015 Annual Meeting of Stockholders of the Company (the “Annual Meeting”).  Consultant shall not stand for election to the Board at the Annual Meeting and immediately following the Annual Meeting Consultant shall be deemed to have resigned (with immediate effect and without any further action of the parties) from the Board.  Following the Annual Meeting and during the Term, Consultant shall have the title of Non-Executive Chairman Emeritus.

SECTION 2. TERMINATION OF PRIOR AGREEMENTS:  By signing this Agreement, Consultant acknowledges and agrees that the employment agreement by and between the Company and Consultant, dated as of August 21, 2007 and as amended and restated on May 2, 2011 and as further amended on December 13, 2013 (the “Prior Agreement”), is hereby terminated effective as of the Effective Date, including, but not limited to Consultant’s rights to resign for “good reason,” to receive an annual bonus and to collect severance pay in connection with a termination of employment, except as provided in Section 10 below, and that the Third Amended and Restated Reimbursement Agreement made and entered into as of January 1, 2014 between Consultant and the Company (the “Reimbursement Agreement”) is hereby terminated effective as of January 1, 2015 (other than any obligation of Consultant to reimburse the Company for the prepayment that was made pursuant to such agreement on or about January 1, 2015).  Notwithstanding anything herein to the contrary, Consultant’s rights to indemnification or contribution by virtue of Consultant’s position as an officer or director of the Company or any of its subsidiaries or affiliates or under any indemnification agreement between Consultant and the Company and the benefits to Consultant under the Company’s directors and officers’ liability insurance policies for actions or inactions while serving as an officer or director of the Company (including any applicable tail coverage) shall continue to apply.  Consultant hereby acknowledges and agrees that, as of the Effective Date, Consultant (a) has, and will have, no claims, rights, causes of action, damages, grievances, liabilities, or the like against the Company or any of its subsidiaries or affiliates, and their respective successors and assigns, together with their respective present or former employees, officers, directors, managers, members, stockholders or agents (collectively, the “Released Parties”) relating to or arising under or in connection with the Prior Agreement or the Reimbursement Agreement, including the termination of the Prior Agreement or the Reimbursement Agreement, or Consultant’s employment or the termination of Consultant’s employment with the Company (the “Claims”), and (b) irrevocably and unconditionally, individually and on behalf of Consultant’s beneficiaries, heirs, administrators, executors and assigns, fully releases, acquits, and forever discharges the Released Parties from, and covenants not to sue, or in any manner to institute, prosecute, or pursue, any Claim against, the Released Parties with respect to, any and all Claims (whether presently known or unknown or suspected or unsuspected) that Consultant may have; provided, however, that, notwithstanding the foregoing, Consultant is not releasing any claims with respect to: (i) any obligation under this Agreement; (ii) any claims that cannot be waived by law; (iii) Consultant’s rights as a stockholder or holder of equity grants under the Company’s incentive compensation plans and programs; (iv) claims for indemnification or contribution under any indemnification agreement to which Consultant is a party or the Company’s by-laws or charter or any coverage under the Company’s directors and officers’ liability insurance policies; or (v) accrued and vested employee benefits under the Company’s employee benefit and compensation plans, any accrued but unpaid base salary and accrued vacation, in each case, as of the Effective Date and any unpaid business expenses incurred prior to the Effective Date.

SECTION 3. TERM:  The term of this Agreement shall commence on the Effective Date and shall continue until the third anniversary of the Effective Date, unless earlier terminated in accordance with Section 8 hereof (the “Term”).

SECTION 4. CONSULTING SERVICES:  During the Term, Consultant shall, when and as requested by the Board or the Chief Executive Officer of the Company, act as a consultant, giving at all times the full benefit of his knowledge, expertise, technical skill and ingenuity, to provide advice to the Board and members of management on an as-needed basis (the “Consulting Services”), subject to reasonable consideration of his other professional obligations.  In particular, Consultant shall provide consulting, business development and similar services of a non-operating nature relating to the Company’s strategic plan and vision, identifying market opportunities, assisting with major customers and investor relations and advising on product development.  Consultant shall furnish the equipment, supplies and other materials used to perform the Consulting Services.  It is expected that the Consulting Services will require, on average, fifteen (15) hours per week.  During the Term, Consultant shall not communicate with, or travel to meet with, the Company’s employees, customers, suppliers or other third parties regarding the Company or its business activities unless directed or authorized to do so by the Chief Executive Officer and shall refer any unsolicited telephone, written or other inquiries related to the Company or its business activities to the Chief Executive Officer. During the first six (6) months of the Term, the Company shall provide Consultant with an office at the Company’s headquarters as selected by the Company and at no cost to Consultant, but Consultant shall be permitted to perform the Consulting Service at a location or locations of his choice.  Upon and following the first six (6) months of the Term, the Company may determine to cease such office arrangement by providing thirty (30) days’ advance written notice to Consultant.

SECTION 5. CONSULTING FEES; OUTSTANDING EQUITY; HEALTH BENEFITS; BUSINESS EXPENSES:

(a) Consulting Fee.  During the Term, the Company shall pay Consultant, and Consultant hereby agrees to accept as payment for all consulting services rendered hereunder, an annual consulting fee of $650,000 (the “Consulting Fee”), payable in substantially equal monthly installments during the Term, in arrears.

(b) Treatment of Outstanding Equity.  The change in Consultant’s status to an independent contractor shall not be a “termination” for purposes of Consultant’s compensatory equity awards outstanding as of the Effective Date, but the termination of this Agreement shall constitute a “termination” for such purposes.  Such awards (as set forth on Exhibit A hereto) shall remain outstanding and shall continue to vest and be earned during the Term in accordance with the terms and conditions of the applicable equity plan and award agreements, including vesting provisions related to a change in control of the Company.

(c) Health Benefits.  During the Term, Consultant and his eligible dependents shall be eligible to continue to participate in the Company’s healthcare plan at his own expense.  The obligations of the Company under this Section 5(c) shall terminate if, at any time during the Term, Consultant is employed or is otherwise affiliated with a party that offers substantially similar healthcare benefits to Consultant and his eligible dependents.  Following the end of the Term, to the extent permitted by applicable law, Consultant shall be eligible to elect continued health coverage pursuant to the Section 4980B of the Internal Revenue Code of 1986, as amended.

(d) Business Expenses.  The Company shall reimburse Consultant for reasonable out-of-pocket business expenses incurred by Consultant in performing the Consulting Services in accordance with the applicable expense reimbursement policies of the Company as in effect from time to time.  Consultant shall be subject to the executive travel policy in effect at the Company from time to time (as if he were a senior executive officer of the Company and, which as of the Effective Date, includes first class air travel) if traveling on behalf of the Company.  In addition, the Company will reimburse Consultant for all reasonable fees incurred by Consultant in connection with the negotiation and entry into this Agreement, subject to the Company’s requirements with respect to reporting and documenting of such expenses, not to exceed $15,000.

(e) Modified Cutback.  The provisions of Section 8(i) of the Prior Agreement (Modified Cutback) shall continue to apply to any payments, benefits or distributions provided to Consultant, to the extent applicable.

(f) Club Membership.  The membership in the East Lake Country Club shall be transferred to Consultant effective as of the Effective Date (or as soon as practicable thereafter) and Consultant shall continue to pay the dues for such membership and all incidental expenses incurred at such club so long as he continues such membership.

(g) No Mitigation.  Consultant shall not be required to mitigate the amount of any payments provided for pursuant to this Agreement and the amount of any payments under this Agreement shall not be reduced by any amounts Consultant may earn from other employment or consulting services he may render to a third party.

SECTION 6. INDEPENDENT CONTRACTOR STATUS:  Consultant agrees, acknowledges and represents that Consultant is an independent contractor performing work for the Company, not an agent, servant, director, or employee of, or joint venturer with, the Company, and has no authority to bind the Company or any of its subsidiaries or affiliates by contract or otherwise or hold himself out as having such authority.  Consultant will perform the Consulting Services under the general direction of the Company, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which the Consulting Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law and all policies and rules established by the Company for its independent contractors.  The Company will have no right or authorization to control the means by or manner in which the Consulting Services are accomplished.  Except as otherwise provided herein, Consultant will not be entitled to receive any vacation or illness payments, or to participate in any benefit plans or arrangements maintained by the Company or any of its subsidiaries or affiliates for the benefit of their employees, including, without limitation, any bonus, stock option, pension, profit sharing, medical, dental, disability or life insurance or similar benefits provided to employees of the Company and its subsidiaries or affiliates.  In the event that this arrangement is reclassified as employment by any governmental agency or court, Consultant further agrees that he will not seek to participate in or benefit from any of the employee benefit plans or programs of the Company as a result of such reclassification.  Consultant shall have no state law workers’ compensation rights with respect to the Consulting Services under this Agreement.

SECTION 7. TAXES:  Consultant shall be solely responsible for the payment of any Federal, state and local income or self-employment taxes applicable to the fees and expenses paid or payable by the Company in connection with Consultant’s engagement and will report as income all compensation received by Consultant pursuant to this Agreement.  Consultant agrees that, during and after the Term, Consultant will indemnify, defend and hold the Company harmless from all taxes, interest, penalties, damages, liabilities, losses and expenses, including reasonable legal fees and expenses of attorneys and other professionals, arising from Consultant’s failure or alleged failure to make the required reports and payments for applicable taxes.  In addition, during and after the Term, Consultant will indemnify, defend and hold the Company harmless with respect to any amounts that Consultant may be required to pay to any taxing authority as required withholding or the employer portion of any employment taxes due as a result of any claim by such taxing authority that Consultant was an employee of the Company, but only to the extent Consultant has not paid his withholding amounts or has received a refund of such amounts, and shall not include any interest or penalties that may be assessed on the Company.

SECTION 8. EARLY TERMINATION OF TERM:

(a) Termination Events.  Consultant’s engagement hereunder may be terminated prior to the expiration of the Term as follows:

(i) Each of the Company and Consultant shall have the right to terminate Consultant’s engagement hereunder prior to the expiration of the Term upon written notice to Consultant or the Company, as applicable, with any such termination being effective, except as otherwise expressly set forth herein in the event of a termination for Cause, with thirty (30) days’ advance written notice.

(ii) If Consultant accepts a full-time employment position with another entity that does not violate the terms of Section 10, Consultant shall promptly provide written notice of such acceptance to the Company and Consultant’s engagement hereunder shall terminate effective on the thirtieth (30th) day following the delivery of such written notice (or such other date as mutually agreed with the Company).

(iii) The Company shall have the right to terminate Consultant’s engagement hereunder for Cause prior to the expiration of the Term effective immediately, subject to any cure right.  Consultant shall have the right to terminate Consultant’s engagement hereunder for “Good Reason” following a material breach of this Agreement by the Company.  To terminate his engagement hereunder for Good Reason, Consultant shall provide written notice to the Company within thirty (30) days following his knowledge of a material breach of this Agreement by the Company and, if the Company has not cured such material breach within thirty (30) days following such notice, Consultant may terminate his engagement hereunder within thirty (30) days following such failure to cure by providing written notice to the Company.

(iv) Consultant’s engagement hereunder shall terminate on the date of Consultant’s death, in the event that Consultant suffers a disability which prevents Consultant from performing his duties hereunder (“Disability”) or as mutually agreed by the parties hereto.

(b) Payments upon Termination.  Upon any termination of Consultant’s engagement hereunder, Consultant shall be entitled to receive the following payments (in addition to any accrued expenses):

(i) If such termination results from (i) Consultant’s Disability or death, (ii) written notice by the Company other than for Cause, or (iii) a Good Reason termination by Consultant, the Company shall (x) continue to pay to Consultant (or to his spouse or remaining beneficiaries) the remaining Consulting Fees through the end of the scheduled Term, in the amounts and at the times set forth in Section 5(a), (y) permit Consultant (and his eligible dependents) to continue the health insurance arrangements set forth in Section 5(c) through the end of the scheduled Term and (z)  provide for (1) other than in the case of Consultant’s death, vesting and payment of all outstanding time-based vesting equity awards (including any performance-based vesting equity awards for which the applicable performance period has ended as of the date of such termination) held by Consultant and (2) any performance-based vesting equity awards for which the performance period has not ended as of the date of such termination held by Consultant to remain outstanding and eligible to be earned and settled in accordance with the terms of the underlying award agreement.

(ii) If such termination results from written notice by the Company for Cause or a voluntary termination without Good Reason by Consultant, Consultant shall not be entitled to any further Consulting Fees; provided, that, Consultant shall receive payment for any accrued, but unpaid, Consulting Fees and such amounts shall be payable within ten (10) days following termination.

For purposes of this Agreement, “Cause” shall mean: (i) the indictment of Consultant for a felony or fraud which, in the good faith opinion of the Board, is reasonably likely to result in a conviction of,  or entering into a plea of guilty or nolo contendere by, Consultant; (ii) gross negligence or willful misconduct by Consultant with respect to the Company or any of its subsidiaries or affiliates, which could reasonably be expected to be materially injurious to any of such entities; (iii) Consultant’s willful violation of Section 9, Section 10 or Section 13 of this Agreement; (iv) Consultant’s willful breach of a material policy of the Company to which Consultant is subject, which is not cured within twenty (20) days after written notice thereof to Consultant; (v) any other breach by Consultant of any material provision of this Agreement which is not cured within twenty (20) days after written notice thereof to Consultant; or (vi) Consultant’s willful and continued failure or refusal to perform in any material respect the Consulting Services which is not cured within twenty (20) days after written notice thereof to Consultant.  For purposes of this definition of Cause, no act or failure to act on the part of Consultant shall be considered “willful” if it is done, or omitted to be done, by Consultant in good faith and with a good faith belief that Consultant’s act or omission was in the best interest of the Company.

SECTION 9. STANDSTILL AGREEMENT:  During the Restricted Period (as defined in Section 10 below), or if earlier, until six (6) months following a Change in Control of the Company (as defined below), Consultant shall not, directly or indirectly:

(a) solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities (as defined below), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in or assist any person or entity not a party to this Agreement (a “Third Party”) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(b) encourage, advise or influence any other person or assist any Third Party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(c) form or join in a partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities;

(d) present at any annual meeting or any special meeting of the Company’s stockholders any proposal for consideration for action by stockholders or seek the removal of any member of the Board or propose any nominee for election to the Board or seek representation on the Board;

(e) grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or any special meeting of the Company’s stockholders) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any annual meeting or any special meeting of the Company’s stockholders or action by written consent (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(f) without the prior written approval of the Board, separately or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly, privately or to the Company) or effect any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving the Company or a material amount of the assets or businesses of the Company or actively encourage, initiate, support, consult with or advise any other Third Party in any such activity;

(g) purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of any Voting Securities, if in any such case, immediately after the taking of such action, Consultant would, in the aggregate, collectively beneficially own, or have an economic interest in, an amount that would exceed 4.99% of the then outstanding shares of Common Stock; or

(h) enter into any discussions, negotiations, agreements, arrangements or understandings with any Third Party with respect to the matters set forth in this Section 9.

As used in this Agreement, the term “Voting Securities” shall mean the Common Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies.  As used in this Agreement, the term “Beneficial Ownership of any Voting Securities” means ownership of:  (i) Voting Securities and (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise).  As used in this Section 9, the term “Change in Control” means a change in ownership or control of the Company approved by the Incumbent Board in advance and effected through a transaction or series of transactions (other than an offering of stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act), other than any affiliate of the Company, or an employee benefit plan maintained by the Company or any of its affiliates, directly or indirectly acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition.  As used in this Section 9, the term “Incumbent Board” means the individuals who, as of the Effective Date, constitute the Board.

SECTION 10. CONTINUING OBLIGATIONS:  Consultant acknowledges and agrees that the execution of this Agreement does not alter his obligations to the Company or its subsidiaries and affiliates under the provisions of Section 10 (Restricted Covenants) or the Company’s rights under Section 11 (Breach of Restrictive Covenants) of the Prior Agreement; provided, however, that the “Restricted Period” shall mean the period commencing on the Effective Date and ending on the thirty-six (36) month anniversary of the Effective Date.  Upon the end of Consultant’s engagement hereunder,  Consultant agrees to promptly return to the Company all property belonging to the Company and its subsidiaries and affiliates, including but not limited to all proprietary and/or confidential information and documents (including any copies thereof) in any form belonging to the Company; provided, however, that Consultant shall be entitled to retain (i) his Company-issued mobile devices provided that he first tenders the device to the Company to have all proprietary and/or confidential information removed, (ii) his contacts, calendars and personal diaries, (iii) his compensation-related data and materials and (iv) all information reasonably necessary for tax-preparation purposes.

SECTION 11. NON-DISPARAGEMENT:  Consultant agrees that he will make no disparaging or defamatory comments regarding the Company or any of its subsidiaries or affiliates or any of their respective present or former directors, officers, or, in their capacities as such, employees in any respect.  The Company agrees not to issue any public statements or press releases making, and to instruct members of the Board and the executive officers of the Company to not make and, upon learning of any action taken to the contrary, shall take reasonable steps to cause each such person to cease making any disparaging or defamatory comments regarding Consultant in any respect. This Section 11 shall not prevent the truthful testimony by any individual or entity in a legal proceeding or pursuant to a governmental, administrative or regulatory investigation.

SECTION 12. INDEMNIFICATION:  The Company agrees to indemnify and hold Consultant harmless with respect to all acts or omissions in his position as a consultant (other than any act or omission that is otherwise a breach of this Agreement) to the fullest extent permitted by the laws of the State of Delaware, as in effect at the time of the subject act or omission.

SECTION 13. CERTIFICATIONS:  In order to enable the principal executive officer(s) and principal financial officer(s) (as such terms are defined in the rules and regulations of the U.S. Securities and Exchange Commission) of the Company to make any certifications required of them under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company’s Annual Report on Form 10-K to be filed with respect to the 2014 fiscal year, Consultant will, within a reasonable period of time following a request from the Company in anticipation of filing such report, provide the Company with certifications in support of the certifications of the Company’s principal executive officer(s) and principal financial officer(s) required of them under Section 302 or 906 of the Sarbanes-Oxley Act of 2002, in a form reasonably acceptable to the Company.  The Company will provide Consultant with a reasonable opportunity to review the underlying documents prior to the time he is required to provide the certifications in accordance with the prior sentence.

SECTION 14. SUCCESSORS:  This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including any successor by operation of law or otherwise; and as used herein, the term “Company” shall include such successors or assigns.

SECTION 15. ENTIRE AGREEMENT:  This Agreement contains the entire understanding and agreement of the parties hereto regarding the retention of Consultant.  Except as specifically provided in this Agreement, this Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement.

SECTION 16. WAIVER AND AMENDMENTS:  Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

SECTION 17. SEVERABILITY:  If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

SECTION 18. NOTICE:

(a) Place of Delivery.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Consultant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Consultant may be given to Consultant personally or may be mailed to Consultant at Consultant’s last known address, as reflected in the Company’s records.

(b) Date of Delivery.  Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

SECTION 19. APPLICABLE LAW:  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Georgia state or federal court sitting in the state of Georgia, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

SECTION 20. SECTION HEADINGS:  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

SECTION 21. SECTION 409A:   To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and all applicable regulations thereunder (“Section 409A”).  This Agreement shall be construed in a manner to give effect to such intention.  Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the termination of Consultant’s engagement hereunder shall instead be paid or provided on the first business day after the date that is six (6) months following the termination of Consultant’s engagement hereunder (or, if earlier, the Executive’s date of death). To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Consultant, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

SECTION 22. COUNTERPARTS:  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.

*           *           *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

MEDASSETS, INC. /s/ Jonathan H. Glenn By: Jonathan H. Glenn Title: Executive Vice President, Chief Legal Officer and Secretary

JOHN A. BARDIS /s/ John A. Bardis Consultant

[Signature Page to J. Bardis Transition and Consulting Agreement]

  Exhibit A

Schedule of Outstanding Equity Awards
(As of February 17, 2015)

								Vesting Schedule
Award Number	Award Date	Award Type	Awarded	Earned	Vested	Unvested	Cancelled	3/1/15	3/1/16	3/1/17
558	25-Feb-2013	PSS	31,493	19,883	6,627	13,256	11,610	6,628	6,628	—
370	25-Feb-2013	PSS	31,493	17,953	5,984	11,969	13,540	5,985	5,985	—
295	25-Feb-2013	RSS	20,995	NA	6,998	13,997	0	6,999	6,999	—
791	27-Feb-2014	RSU	30,397	NA	0	30,397	0	10,132	10,132	10,132
1190	27-Feb-2014	PSU	45,595	31,916	0	31,916.50	13,678.50	10,639	10,639	10,639
1183	27-Feb-2014	PSU	45,595	23,344.64	0	23,344.64	22,250.36	7,782	7,782	7,782
1400	12-May-2014	PSU	100,000	TBD*	0	100,000	0	—	—	100,000
	Total		305,568		19,609	224,880.14	61,078.86	48,164	48,164	128,553
* Earning and vesting subject to 3 year performance targets as defined in Consultant’s May 2014 grant agreement.